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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 23, 2005

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                           RCG COMPANIES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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          DELAWARE                       1-8662                  23-2265039
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)       (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

  6836 MORRISON BLVD., STE. 200, CHARLOTTE,                        28211
               NORTH CAROLINA
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (704) 366-5054

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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                                EXPLANATORY NOTE

      This Amendment No. 1 to our Current Report on Form 8-K filed February 14, 2005 is being filed for the sole purposes of (i) adding one investor to the private placement, (ii) increasing the aggregate amount raised in the private placement by $500,000, and (iii) filing as exhibits the following two additional agreements: Amendment No. 1 to Securities Purchase Agreement dated February 8, 2005, and an Intercreditor Agreement dated February 8, 2005. Funds were received under the additional investment as of February 17, 2005.

Item 1.01         Entry into Material Definitive Agreement
Item 2.03         Creation of a Direct Financial Obligation
Item 3.02.        Unregistered Sale of Equity Securities

      On February 8, 2005, RCG Companies Incorporated (the "Company") closed an initial private placement offering with eight accredited investors. Pursuant to the terms of the Securities Purchase Agreement, the Company sold and the purchasers purchased an aggregate of $7,968,700 of two year senior secured convertible debentures (the "Debentures"). The Debentures are original issue discounted notes, discounted to $6,294,391. If not converted earlier, the Debentures are due on February 8, 2007. The initial conversion price of the Debentures is $1.30 per share and the Debentures are not convertible into shares of the Company's common stock until the shareholders of the Company have approved the transaction pursuant to the rules of the American Stock Exchange. The Company has a right to redeem the Debentures for cash any time after the issuance date at 130% of the principal amount of the Debentures. The purchasers are granted a senior security interest in the assets of the Company, subject to carve outs for certain existing indebtedness.

      In addition, the Company issued a total of 10,177,139 Warrants, exercisable for the Company's common stock. 50% of the Warrants are exercisable at $1.55 per share and the remaining 50% of the Warrants are exercisable at $1.87 per share. The shares underlying the Warrants are not issuable for 180 days from the closing date of the offering. The Warrants have full ratchet anti-dilution provisions, but only after the shareholders approve the issuance in excess of 20% of the outstanding common stock of RCG to the purchasers of the Debentures.

      The Company has covenanted to hold a shareholders meeting to approve the issuance in excess of 20% of its common stock no later than May 31, 2005. The Company also covenanted to file a registration statement underlying the common stock in both the Debentures and Warrants within 45 days of the closing date and to make its reasonable best efforts to have such registration declared effective at the earliest date. If the registration statement is not timely filed or declared effective within 120 days following the closing, additional cash payments equal to 1.5% per month shall be owed on the Debentures.

      The Company paid a placement fee equal to 10% in cash of the aggregate number of dollars raised and issued Warrants in substantially the same form as issued to the purchasers in the amount of 50,000 Warrants for each $1 million aggregate principal amount of dollars raised.

      The proceeds of the offering will be used for an initial deposit on the disclosed OneTravel, Inc. acquisition, marketing and general working capital. The transaction was approved by the Company's Board of Directors on February 7, 2005. The securities will be issued pursuant to an exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended.

      The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

      On February 8, 2005, K. Wesley M. Jones, Sr. resigned as a member of the Company's Board of Directors. Mr. Jones served on the nominating and corporate governance committee and compensation committee. At the time of his resignation, Mr. Jones cited time constraints for his resignation.

Item 9.01.  Financial Statements and Exhibits

Exhibits

Exhibit  Description
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4.1      Securities Purchase Agreement dated February 8, 2005 (2)
4.2      Form of Secured Convertible Debenture (2)
4.3      Security Agreement dated February 8, 2005 (2)
4.4      Form of Warrant (2)
4.5      Registration Rights Agreement dated February 8, 2005 (2)
4.6      Amendment No. 1 to Securities Purchase Agreement dated February 8,
         2005 (1)
4.7      Intercreditor Agreement dated February 8, 2005 (1)

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      (1)   Filed herewith.
      (2)   Previously filed on Form 8-K on February 14, 2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 23, 2005

                                    RCG COMPANIES INCORPORATED


                                    By: /s/  Michael Pruitt
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                                             Michael Pruitt
                                             President